Exhibit 21

                 Subsidiaries of the Small Business Issuer
           -----------------------------------------------------

                                                    STATE OF
                                                 INCORPORATION
                                                 -------------

               Fruit Traders, Inc.                  Florida

               White Swan Products, Inc.            Florida

               Sun-Ripe Fruit Products, Inc.        Florida

               F.T. Properties, Inc.                Florida

               Paradise Growers, Inc.               Florida

               Pennant Fruit Products, Inc.         Florida

               Mor-Fruit Products, Inc.             Florida